Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of New Century Companies, Inc. and subsidiary on this Form SB-2 of our report, dated April 1, 2002, which contains an explanatory paragraph related to an uncertainty as to the Company’s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 8, 2002